Exhibit 99.2

NATIONAL FUEL GAS COMPANY

Statement Furnished Pursuant to Section 906
of Sarbanes - Oxley Act of 2002

              Each of the undersigned, PHILIP. C. ACKERMAN, the Chairman of the Board, President and Chief Executive Officer, and JOSEPH P. PAWLOWSKI, the Treasurer and Principal Financial Officer of NATIONAL FUEL GAS COMPANY (the "Company"), DOES HEREBY CERTIFY that:

  The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

              IN WITNESS WHEREOF, each of the undersigned has executed this statement this 11th day of February, 2003.

                                                                  /s/  Philip C. Ackerman
                                                                  -----------------------
                                                                  Chairman of the Board, President and
                                                                  Chief Executive Officer

                                                                  /s/  Joseph P. Pawlowski
                                                                  ------------------------
                                                                  Treasurer and Principal Financial Officer